As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHANGE AGENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-1685128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Route 9 South, Suite 3100 Freehold, NJ	07728
(Address of Principal Executive Offices)	(Zip Code)

Change Agents Corporation 2026 Stock Incentive Plan

(Full title of the plan)

Meng Li

Interim Chief Executive Officer

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

(Name and address of agent for service)

Tel: (732) 780-4400

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Change Agents Corporation (the “Company”) for the purpose of registering 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) newly reserved and available for issuance under the Company’s 2026 Stock Incentive Plan (the “2026 Plan”), which was approved by the Board of Directors of the Company on April 1, 2026, and by its stockholders on June 9, 2026.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents that are incorporated), and the other documents required to be delivered to eligible participants in the plans pursuant to Rule 428(b) under the Securities Act. Those documents are incorporated by reference in Section 10(a) prospectus. Requests should be directed to:

Sam Knipper

Chief Financial Officer

Change Agents Corporation

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(732) 780-4400

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PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026;

●	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on May 11, 2026 and the fiscal quarter ended June 30, 2026, filed with the Commission on August 14, 2026;

●	The Company’s Current Reports on Form 8-K, filed with the Commission on January 5, 2026, January 12, 2026, January 22, 2026, February 18, 2026, February 19, 2026, February 25, 2026, February 26, 2026, March 2, 2026 (as amended by Form 8-K/A filed on March 24, 2026), March 10, 2026, March 30, 2026, April 1, 2026, April 2, 2026, April 17, 2026, April 21, 2026 (as amended by Form 8-K/A filed on April 21, 2026), June 4, 2026, June 9, 2026, July 2, 2026, July 21, 2026, July 23, 2026, July 29, 2026, August 5, 2026 and August 18, 2026;

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2026; and

●	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 2, 2018, including any amendments and reports filed for the purpose of updating such description, including the description of the common stock included as Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 30, 2026.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Company’s amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s r’s duty of loyalty to the Company or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends as provided in Section 174 of the DGCL; and

●	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s amended and restated bylaws, provide that:

●	the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	the Company may indemnify its other employees and agents as set forth in the DGCL;

●	the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

●	the rights provided in the Company’s amended and restated bylaws are not exclusive.

The Company has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in its second amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or officer of the Company for which indemnification is sought. The indemnification provisions in the Company’s certificate of incorporation, bylaws and the indemnification agreements entered into or to be entered into between the Company and each of its directors and officers may be sufficiently broad to permit indemnification of the directors and executive officers for liabilities arising under the Securities Act.

The Company currently carries liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 26, 2018).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Avalon GloboCare Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 4, 2023).
3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 26, 2018).
3.4	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 8, 2022).
3.5	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on February 13, 2023).
3.6	Certificate of amendment dated October 23, 2024 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 29, 2024).
3.7	Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock of the Company, as filed on December 13, 2024, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2024).
3.8	Certificate of Designations of Preferences and Rights of Series D Convertible Preferred Stock of the Company, as filed on January 6, 2025, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 10, 2025).
3.9	Certificate of Elimination relating to the Series A Preferred Stock, filed with the Secretary of State of Delaware on March 7, 2025 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).
3.10	Certificate of Elimination relating to the Series B Preferred Stock, filed with the Secretary of State of Delaware on March 7, 2025 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).
3.11	Amendment No. 1 to the Avalon Bylaws, as adopted and approved by the Avalon Board on March 7, 2025 (incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2025).
3.12	Certificate of Amendment to the Series C Certificate of Designations, as filed on May 29, 2025, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on June 4, 2025)
3.13	Certificate of Amendment to the Series C Certificate of Designations, as filed on May 29, 2025, with the Department of State, Division of Corporations, of the State of Delaware (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 29, 2025)
3.14	Certificate of Designation of Series E Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 15, 2025)
3.15	Certificate of Designation of Series E Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 2, 2026.
3.16	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Change Agents Corporation dated July 17, 2026 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 21, 2026).
5.1*	Opinion of Lowenstein Sandler LLP.
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm.
23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1*	Change Agents Corporation 2026 Stock Incentive Plan.
107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Freehold, New Jersey, on August 21, 2026.

CHANGE AGENTS CORPORATION

By:	/s/ Meng Li
Meng Li
Interim Chief Executive Officer

POWER OF ATTORNEY

I, the undersigned officers and directors of Change Agents Corporation, hereby severally appoint Sam Knipper, as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution in his for his and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Meng Li	Interim Chief Executive Officer (Principal Executive Officer)	August 21, 2026
Meng Li

/s/ Sam Knipper	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2026
Sam Knipper

/s/ Wenzhao Lu	Chairman of the Board of Directors	August 21, 2026
Wenzhao Lu

/s/ Steven A. Sanders	Director	August 21, 2026
Steven A. Sanders

/s/ Lourdes Felix	Director	August 21, 2026
Lourdes Felix

/s/ Michael Mathews	Director	August 21, 2026
Michael Mathews

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